Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A REGULATION A, TIER 2 OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of , by and between the undersigned (the “Subscriber”) and ReAlpha Asset Management, Inc., a Delaware corporation (the “Company”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain shares (the “Shares”) of Common Stock, par value $0.001 per share (“Common Stock”) of the Company, as more particularly set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular incorporated in the Company’s Form 1-A POS filed and qualified with the SEC effective September 13, 2021, and any and all later filed post-qualification amendments on Form 1-A filed on July 29, 2022, and qualified with the SEC on August 3, 2022, or any later offering circular or offering supplement, including the offering circular, dated August 8, 2022 and supplement no. 1 to the offering circular, dated August 31, 2022 (collectively the offering circular and any amendment or supplement the “Offering Circular”).

NOW, THEREFORE, in order to implement the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for Shares.

1.1 Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares, at a price of US $10.00 per Share (the “Purchase”), for the aggregate purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

1.2 The offering of Shares is described in the Offering Circular, which is available at https://invest.realpha.com as well as on the EDGAR website of the SEC at https://www.sec.gov/Archives/edgar/data/1859199/000121390022045378/ea163909-253g2_ realphaasset.htm and Supplements No. 1 and 2 to the offering circular at: https://www.sec.gov/Archives/edgar/data/1859199/000121390022052649/ea165248-253g2_realpha.htm and https://www.sec.gov/Archives/edgar/data/1859199/000121390022058941/ea166320-253g2_realpha.htm

Please read this Agreement and the Offering Circular. While they are subject to change, as described below, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing below, the Subscriber agrees to the terms set forth herein and consents to receive communications relating to the Shares electronically from the Company.

1.3 The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.4 Once the Subscriber makes a funding commitment to purchase Shares, such commitment shall be irrevocable until the Shares are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

1.5 Upon acceptance of this Subscription by the Company, the Subscriber will become a stockholder of the Company as a holder of Common Stock.

2. Purchase of Shares.

2.1 The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, will submit payment in the amount of the Purchase Price to the Company by certified check or wire transfer of immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement to the Company.

2.2 If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not owe or pay any interest to the Subscriber.

2.3 If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Shares, and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Shares.

2.4 In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription, without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3. Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

3.1 The Purchaser is not a permanent resident or domiciled in the Commonwealth of Massachusetts, the State of Maryland or the State of Hawaii.

3.2 The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire attached hereto as Annex A, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), which definition is set forth on Annex B attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber herein may be fully relied upon by the Company and by any investigating party relying on them. The Subscriber (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex B attached hereto, or (b) if the Subscriber is not an “accredited investor” as that then is defined in Rule 501 under Regulation D, the amount of Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s (i) annual income or net worth (for natural persons), or (ii) revenue or net assets at the most recent fiscal year-end (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Investor Questionnaire attached hereto as Annex A, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

3.3 The Subscriber, if an entity, is, and shall at all times while it holds Common Stock remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3.4 The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

3.5 At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a) A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b) The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Shares or the overall Company venture.

3.6 The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or any affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

3.7 The Subscriber understands that the Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.8 The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance can be given that actual results will correspond with the results contemplated by the various forecasts.

3.9 The Subscriber is able to bear the economic risk of an investment in the Shares being purchased and, without limiting the generality of the foregoing, is able to hold the Shares purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.10 The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement and the Shares, as well as information about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.11 The Subscriber understands that no state or federal authority in the United States or authority outside the United States has scrutinized the terms of this Agreement or the Shares offered pursuant hereto, has made any finding or determination relating to the fairness of an investment of the Shares, or has recommended or endorsed the Shares, and that the Shares have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.12 The Subscriber is subscribing for and purchasing the Shares without being furnished any offering materials, other than the Offering Circular and this Agreement with the Annexes hereto, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

3.13 The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the address provided to the Company on the signature page hereto. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.14 The Subscriber is subscribing for and purchasing the Shares as a principal and solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.15 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.16 The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s interest in the Shares. The Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PATRIOT Act or other laws or regulations.

3.17 The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company, and to consult with independent tax advisors regarding the tax consequences of investing in the Company.

3.18 If the Subscriber is not a United States person (as defined by Section 770l(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription for, purchase of, and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

3.19 The Subscriber acknowledges that the purchase price per Share to be sold in this offering was set by the Company without a valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

4. Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5. No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. The Company is not acting as the Subscriber’s agent or fiduciary in connection with the Purchase. The Company has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Shares, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6. Bankruptcy. In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use his, her or its best efforts to avoid the Company being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement shall be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by the Company to return any part of the Shares to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw any part of the Shares held or owned by the Subscriber.

7. Legends. It is understood that the certificates evidencing the Shares may bear any legend required by the articles of incorporation or bylaws of the Company or applicable state or federal securities laws in the United States, or by other laws and regulations of the non-U.S. jurisdiction where the Subscriber is resident or domiciled.

8. Consent to Electronic Delivery.

8.1 The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Shares or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or the Company’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with the Company electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

8.2 The Subscriber’s consent to receive Disclosures and transact business electronically, and the Company’s agreement to do so, applies to any transactions to which such Disclosures relate.

8.3 Before the Subscriber decides to do business electronically with the Company, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

8.4 In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

8.5 The Subscriber agrees to keep the Company informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify the Company of the change by sending an e-mail to invest@realpha.com. The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with the Company if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

9. Lock Up.

9.1 Agreement. The Subscriber, if requested by the Company and the lead underwriter (the “Lead Underwriter”) of any underwritten or Regulation A offering of securities of the Company under the Act, hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in the Shares or any other securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement or offering statement of the Company filed under the Act, or such shorter or longer period of time as the Lead Underwriter shall specify. The Subscriber further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Subscriber acknowledge that each Lead Underwriter of such offering of the Company’s securities, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

9.2 No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any offering of the Company’s Common Stock specified in Section 9.luntil the earlier of(i) the expiration of the lock- up period specified in Section 9.1 in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.

9.3 Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

10. Miscellaneous Provisions.

10.1 This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

10.2 [INTENTIONALLY OMITTED]

10.3 All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of the Company (or provided to the Company on the signature page hereto). The Subscriber shall send all notices or other communications required to be given hereunder to the Company via e-mail to invest@realpha.com, with a copy to be sent concurrently via prepaid certified mail to: 6515 Longshore Loop, Suite 100, Dublin, OH 43017, Attention: Investor Relations. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Nevada are legally closed for business.

10.4 This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

10.5 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

10.6 Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

10.7 If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall otherwise be enforceable in accordance with its terms.

10.8 In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement or enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

10.9 This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth the terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber with respect to the subject matter hereof.

10.10 This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.11 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

10.12 Except as otherwise expressly set forth herein, the parties acknowledge that there are no third party beneficiaries of this Agreement.

(Signature page follows)

reAlpha Asset Management

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Stock of reAlpha Asset Management by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering. ☐

(b) The Securities being subscribed for will be owned by, and should be recorded on the Corporation's books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):	Number of securities: Common Stock Aggregate Subscription Price: $0.00 USD

TYPE OF OWNERSHIP:
(Name of Subscriber)	If the Subscriber is not an individual:	If the Subscriber is individual:

By:	☐ Individual

(Authorized Signature)	☐ Joint Tenant

(Official Capacity or Title, if the Subscriber is not an individual)	☐ Tenants in Common

☐ Community Property

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	If interests are to be jointly held:
Name of the Joint Subscriber:

Social Security Number of the Joint Subscriber:

(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)	Check this box if the securities will be held in a custodial account: ☐

Type of account:

Taxpayer Identification Number	EIN of account:

(Telephone Number)	Address of account provider:

(Offline Investor)
(E-Mail Address)

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

reAlpha Asset Management

By:

Authorized Signing Officer

U.S. ACCREDITED INVESTOR CERTIFICATE

The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.

☐	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

REQUIRED FROM INVESTORS FROM CANADA

Form 45-106F9

Form for Individual Accredited Investors

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Stock Par Value $0.001		Issuer:	ReAlpha Asset Management, Inc.
Purchased from:	Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:				Your initials
Risk of loss – You could lose your entire investment of $_____ .
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.				Your initials
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print): Mike Logozzo, CFO & COO, ReAlpha Asset Management, Inc.
Telephone: 707-732-5742	Email: mike.logozzo@realpha.com
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

For investment in a non-investment fund

ReAlpha Asset Management, Inc.

6515 Longshore Loop, Suite, 100

Dublin, Ohio 43017

Mike Logozzo, CFO

707-732-5742

The Offering Circular filed with the U.S. Securities and Exchange Commission, dated August 8, 2022 is available at https:// www.sec.gov/Archives/edgar/data/1859199/000121390022045378/ea163909-253g2_realphaasset.htm and Supplement No. 1, dated August 31, 2022, is available at Supplement No. 1 at https://www.sec.gov/Archives/edgar/ data/1859199/000121390022052649/ea165248-253g2_realpha.htm , and Supplement No. 2, dated September 26, 2022, is available at https://www.sec.gov/Archives/edgar/data/1859199/000121390022058941/ea166320-253g2_realpha.htm.

For investment in an investment fund

Not Applicable

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.	The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

INTERNATIONAL INVESTOR CERTIFICATE

FOR SUBSCRIBERS RESIDENT OUTSIDE OF THE UNITED STATES

TO: reAlpha Asset Management (the “Corporation”)

The undersigned (the “Subscriber”) represents covenants and certifies to the Corporation that:

i.	the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

ii.	the issuance of the securities in the capital of the Corporation under this agreement (the “Securities”) by the Corporation to the Subscriber (or its disclosed principal, if any) may be effected by the Corporation without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

iii.	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

iv.	the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;

v.	the applicable securities laws do not require the Corporation to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

vi.	the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Corporation to become subject to regulation in the Subscriber’s or disclosed beneficial subscriber's jurisdiction, nor does it require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation;

vii.	the Subscriber will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

viii.	the Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request.

The Subscriber acknowledges that the Corporation is relying on this certificate to determine the Subscriber’s suitability as a purchaser of securities of the Corporation. The Subscriber agrees that the representations, covenants and certifications contained to this certificate shall survive any issuance of Securities and warrants of the Corporation to the Subscriber. The Subscriber acknowledges receipt and review of the International Investor Supplement. The statements made in this Form are true and accurate as of the date hereof.

DATED:
INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

INTERNATIONAL INVESTOR SUPPLEMENT

ANY EUROPEAN ECONOMIC AREA (“EEA STATE”): LIMITED TO €1 MILLION EUROS PER EEA STATE AND

FEWER THAN 150 PERSONS PER EEA STATE IN TWELVE MONTH ROLLING PERIOD.

AUSTRIA INVESTORS: OFFERING IS LIMITED TO €5 MILLION AGGREGATE EUROS IN AUSTRIA. LIMIT TO FEWER THAN 150 PERSONS PER EEA STATE, OTHER THAN QUALIFIED INVESTORS.

BELGIUM INVESTORS: OFFERING IS LIMITED TO: 5 MILLION AGGREGATE EUROS IN BELGIUM IN ANY TWELVE MONTH ROLLING PERIOD; FEWER THAN 150 PERSONS OTHER THAN QUALIFIED INVESTORS PER EEA STATE. AS OF SEPTEMBER 14, 2022, €1 EURO WAS EQUIVALENT TO $1 USD.

BULGARIA INVESTORS: OFFERING IN LIMITED TO: FEWER THAN 150 PERSONS OTHER THAN QUALIFIED INVESTORS PER EEA STATE. BULGARIA IS LIMITED TO INSTANCES WHERE AMOUNT OF OFFERING IN EUROPEAN UNION IS LESS THAN €1 MILLION EUROS IN ANY ROLLING TWELVE MONTH PERIOD.

ESTONIA INVESTORS: OFFERING IN ESTONIA IS LIMITED TO OFFERING AMOUNT OF UP TO BUT NOT INCLUDING €2.5 MILLION EUROS AND OFFERING IS LIMITED TO FEWER THAN 150 PERSONS OTHER THAN QUALIFED INVESTORS.

GERMANY INVESTORS: OFFERING IN GERMANY LIMITED FEWER THAN 150 INVESTORS PER EEA STATE, OTHER THAN QUALIFIED INVESTORS, AND €1 MILLION EUROS IN EEA STATE.

HONG KONG INVESTORS: OFFERING IN HONG KONG STATE IS LIMITED TO MAXIMUM OF 5 MILLION HK; TO 50 PERSONS IN JURISDICTION OF HONG KONG.

HUNGARY INVESTORS: OFFERING IN HUNGARY LIMITED TO FEWER THAN 150 INVESTORS PER EEA STATE, OTHER THAN QUALIFIED INVESTORS, AND TOTAL VALUE OF SHARES TO BE ISSUED IN HUNGARY DOES NOT EXCEED €100,000 EUROS

UNITED KINGDOM INVESTORS: LIMITED TO AMOUNT OF OFFER PER EEA STATE OF UP TO BUT NOT INCLUDING €8 MILLION EUROS IN ANY TWELVE MONTH ROLLING PERIOD; TO FEWER THAN 150 NATURAL PERSONS (OTHER THAN QUALIFIED INVESTORS) IN ANY EEA STATE.

MEXICO INVESTORS: LIMITED TO FEWER THAN 100 PERSONS, OTHER THAN INSTITUTIONAL OR QUALIFIED INVESTORS. A QUALIFIED INVESTOR INCLUDES ANY PERSON HOLDING INVESTMENTS IN SECURITIES DURING THE PRIOR YEAR IN AVERAGE OF US$415,000 OR THAT HAS OBTAINED, DURING THE PREVIOUS YEARS, AN ANNUAL NET INCOME EQUAL TO OR EXCEEDING APPROXIMATELY US$130,000.

ITALY INVESTORS: LIMITED TO AMOUNT OF OFFER PER THIS EEA STATE NOT TO EXCEED TOTAL CONSIDERATION OF 8 MILLION EUROS. NOT TO EXCEED 150 PERSONS PER EEA STATE, OTHER THAN QUALIFIED INVESTORS.

IRELAND INVESTORS: LIMITED TO OFFER OF SECURITIES TO LESS THAN 150 NON-QUALIFIED INVESTORS PER EEA STATE AND AMOUNT OF OFFER FOR THIS EEA STATE NOT TO EXCEED TOTAL CONSIDERATION OF €8 MILLION EUROS.

SPAIN INVESTORS: LIMITED TO OFFER OF SECURITIES LESS THAN 150 NON-QUALIFIED INVESTORS PER EEA STATE, TOTAL CONSIDERATION LESS THAN 5 MILLION EUROS IN A ROLLING TWELVE MONTH PERIOD.

UNITED ARAB EMIRATES, ABU DHABI INVESTORS: OFFERING LIMITED TO ABU DHABI INVESTORS TOTALING NO MORE THAN 50 NATURAL PERSONS IN TWELVE MONTH ROLLING PERIOD, AND TO PROFESSIONAL CLIENTS WHO ARE NOT NATURAL PERSONS.

UNITED ARAB EMIRATES, DUBAI INVESTORS: DIRECTED AT FEWER THAN 50 PERSONS IN ANY 12 MONTH PERIOD, EXCLUDING PROFESSIONAL CLIENTS WHO ARE NOT NATURAL PERSONS.

SINGAPORE INVESTORS: LIMITED TO 50 PERSONS IN SINGAPORE IN TWELVE MONTH ROLLING PERIOD AND TO $5 MILLION IN SGD. AS OF SEPTEMBER 14, 2022, 1 SGD EQUATES TO $.71 USD.

UNITED ARAB EMIRATES ONSHORE: DIRECTED AT ONLY QUALIFIED INVESTORS.

CANADA INVESTORS (EXCEPT QUEBEC): LIMITED TO ACCREDITED INVESTORS. UNDER NATIONAL INSTRUMENT 45-106, PROSPECTUS EXEMPTIONS, AN ACCREDITED INVESTOR MEANS AN INDIVIDUAL WITH: NET INCOME BEFORE TAXES WAS MORE THAN $200,000 CAN IN EACH OF THE TWO MOST RECENT CALENDAR YEARS AND IS EXPECTED TO BE MORE THAN $200,000 IN THE CURRENT CALENDAR YEAR; NET INCOME BEFORE TAXES COMBINED WITH A SPOUSE WAS MORE THAN $300,000 IN EACH OF THE TWO MOST RECENT CALENDAR YEARS AND THEIR COMBINED NET INCOME IS EXPECTED TO BE MORE THAN $300,000 IN THE CURRENT CALENDAR YEAR; FINANCIAL ASSETS, ALONE OR WITH A SPOUSE, OF MORE THAN $1 MILLION BEFORE TAXES BUT NET OF RELATED LIABILITIES; NET ASSETS, ALONE ORE WITH A SPOUSE, OF MORE THAN $1 MILLION BEFORE TAXES BUT NET OF RELATED LIABILITIES; NET ASSETS, ALONE OR WITH A SPOUSE, WORTH MORE THAN $5 MILLION. INVESTORS WHO QUALIFY AS AN Accredited Investor due to one of the last three aforementioned categories must sign a risk acknowledgement in Form 45-106F9 Form for Individual Accredited Investors. It requires the purchaser to acknowledge that the investment is risky and requires the purchaser to confirm that they understand how they qualify as an accredited investor. INVESTORS THAT ARE CANADIANS MAY BE SUBJECT TO RESALE LIMITATIONS UNDER National Instrument 45-102 UNDER CERTAIN CIRCUMSTANCES.

QUEBEC: NOT OFFERED TO CANADIAN INVESTORS WITH PERMANENT RESIDENCE IN PROVINCE OF QUEBEC.

ACKNOWLEDGEMENT

Entoro Securities is reAlpha Asset Management's broker-dealer, and is providing compliance and administrative services to reAlpha for this Regulation A+ securities offering. These services include a comprehensive compliance review of all prospective investors in the offering. While Entoro has not recommended this investment to you, and while your decision to invest in reAlpha Asset Management creates no formal relationship between reAlpha's investors and Entoro, as reAlpha’s broker-dealer, Entoro requires that you affirm that you have reviewed its most current, then in effect, Customer Relationship Summary (Form CRS), as available at https://docsend.com/view/fx2se9uv5wtagf9r.

☐ Check this box to confirm that you have reviewed the most current, then in effect, Customer Relationship Summary (Form CRS).

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

AML Certificate

By executing this document, the client certifies the following:

If an Entity:

1.	I am the of the Entity, and as such have knowledge of the matters certified to herein;

2.	the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3.	the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4.	the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5.	if required, the documents uploaded to the DealMaker portal are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6.	The Client is the following type of Entity:

7.	The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

All subscribers:

Dealmaker Account number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker's Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By:
(Signature)

Name of Signing Officer (if Entity):

Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

For the Subscriber and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2.	Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number